Exhibit 99.1

Insperity Announces Record First Quarter Results

•	Q1 adjusted EPS up 90% to $1.63

•	Q1 adjusted EBITDA increases 45% to $61.2 million

•	Q1 worksite employee growth accelerates to 15% while adjusted operating expenses increased less than 2%

HOUSTON – May 2, 2016 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported first quarter adjusted EBITDA of $61.2 million, a 44.7% increase over the first quarter of 2015. Adjusted net income was $34.9 million and adjusted diluted earnings per share were $1.63, an 89.5% increase over the first quarter of 2015. Reported first quarter GAAP net income and diluted earnings per share were $32.7 million and $1.53, respectively.

“Our excellent first quarter results demonstrate the strength of our business model from accelerating worksite employee growth combined with substantial operating leverage,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “The continuation of strong execution in sales and client retention provides a high-level of confidence in the sustainability of our plan for high growth and profitability throughout 2016 and beyond.”

First Quarter Results

Revenues for the first quarter of 2016 increased 14.7% over the first quarter of 2015 on a 14.8% increase in the average number of worksite employees paid per month. The continued acceleration of worksite employee growth was primarily the result of improved new client sales and a record level of client retention during our heavy first quarter client renewal period. Client attrition totaled only 7.6% for the quarter. This was a significant improvement over an already favorable trend in which attrition during the first quarter of 2014 and 2015 was 12.8% and 9.9%, respectively.

Gross profit increased 15.5% over the first quarter of 2015 on 14.8% worksite employee growth and effective management of pricing and direct cost trends. Adjusted operating expenses increased less than 2% and included the impact of recent cost savings initiatives and the inherent leverage of our cost structure.

“Our strong cash flow and debt capacity allowed us to successfully execute a dutch auction tender offer, which resulted in the repurchase of approximately 3.0 million shares during the quarter,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “We ended the quarter with $40.4 million of adjusted cash and $95.0 million available under our recently increased line of credit.”

2016 Guidance

The company also announced its updated guidance for 2016, including the second quarter of 2016.

	Q2 2016			Full Year 2016

Average WSEEs	163,000	—	164,000	166,000	—	168,000
Year-over-year increase	14%	—	15%	14%	—	15%

Adjusted EPS	$0.54	—	$0.62	$3.46	—	$3.58
Year-over-year increase	29%	—	48%	58%	—	63%

Adjusted EBITDA (in millions)	$24	—	$27	$141	—	$145
Year-over-year increase	6%	—	19%	28%	—	32%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, stockholder advisory expenses and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation.
Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the second quarter and an update to full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 88375056. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 88375056. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 30 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll

Software, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2015 revenues of $2.6 billion, Insperity operates in 60 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets:
Cash and cash equivalents	$318,848	$269,538
Restricted cash	40,281	37,418
Marketable securities	1,894	9,875
Accounts receivable, net	235,368	200,665
Prepaid insurance	11,554	7,417
Other current assets	28,448	17,135
Total current assets	636,393	542,048
Property and equipment, net	64,315	61,759
Prepaid health insurance	9,000	9,000
Deposits	143,573	140,162
Goodwill and other intangible assets, net	13,463	13,588
Deferred income taxes, net	11,998	16,976
Other assets	1,768	1,379
Total assets	$880,510	$784,912
Liabilities and stockholders’ equity:
Accounts payable	$5,213	$5,381
Payroll taxes and other payroll deductions payable	202,355	205,393
Accrued worksite employee payroll cost	267,656	161,917
Accrued health insurance costs	7,737	13,643
Accrued workers’ compensation costs	42,229	39,053
Accrued corporate payroll and commissions	21,017	39,103
Other accrued liabilities	30,693	20,250
Income taxes payable	13,527	2,971
Total current liabilities	590,427	487,711
Accrued workers’ compensation costs	130,331	124,746
Long-term debt	104,400	—
Total noncurrent liabilities	234,731	124,746
Stockholders’ equity:
Common stock	277	308
Additional paid-in capital	2,061	144,701
Treasury stock, at cost	(207,798)	(205,325)
Retained earnings	260,812	232,771
Total stockholders’ equity	55,352	172,455
Total liabilities and stockholders’ equity	$880,510	$784,912

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015	Change
Operating results:
Revenues (gross billings of $4.564 billion and $3.940 billion less worksite employee payroll cost of $3.762 billion and $3.241 billion, respectively)	$802,408	$699,479	14.7%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	652,392	569,619	14.5%
Gross profit	150,016	129,860	15.5%
Operating expenses:
Salaries, wages and payroll taxes	58,015	56,748	2.2%
Stock-based compensation	3,575	2,423	47.5%
Commissions	4,281	4,304	(0.5)%
Advertising	3,047	3,180	(4.2)%
General and administrative expenses	23,784	24,593	(3.3)%
Depreciation and amortization	4,271	5,285	(19.2)%
Impairment charges and other	—	9,807	—
Total operating expenses	96,973	106,340	(8.8)%
Operating income	53,043	23,520	125.5%
Other income (expense):
Interest income	299	107	179.4%
Interest expense	(637)	(100)	—
Income before income tax expense	52,705	23,527	124.0%
Income tax expense	20,012	9,740	105.5%
Net income	$32,693	$13,787	137.1%
Less distributed and undistributed earnings allocated to participating securities	(664)	(355)	87.0%
Net income allocated to common shares	$32,029	$13,432	138.5%
Basic net income per share of common stock	$1.53	$0.54	183.3%
Diluted net income per share of common stock	$1.53	$0.54	183.3%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015	Change

Statistical Data:
Average number of worksite employees paid per month	158,391	137,959	14.8%
Revenues per worksite employee per month(1)	$1,689	$1,690	(0.1)%
Gross profit per worksite employee per month	316	314	0.6%
Operating expenses per worksite employee per month	204	257	(20.6)%
Operating income per worksite employee per month	112	57	96.5%
Net income per worksite employee per month	69	33	109.1%

(1) Gross billings of $9,606 and $9,521 per worksite employee per month, less payroll cost of $7,917 and $7,831 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended March 31,
	2016	2015	Change

Payroll cost (GAAP)	$3,762,064	$3,240,982	16.1%
Less: Bonus payroll cost	582,312	518,503	12.3%
Non-bonus payroll cost	$3,179,752	$2,722,479	16.8%

Payroll cost per worksite employee per month (GAAP)	$7,917	$7,831	1.1%
Less: Bonus payroll cost per worksite employee per month	1,225	1,253	(2.2)%
Non-bonus payroll cost per worksite employee per month	$6,692	$6,578	1.7%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	March 31, 2016	December 31, 2015

Cash, cash equivalents and marketable securities (GAAP)	$320,742	$279,413
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	181,132	185,719
Customer prepayments	99,178	17,037
Adjusted cash, cash equivalents and marketable securities	$40,432	$76,657

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three Months Ended March 31,
	2016	2015	Change

Operating expenses (GAAP)	$96,973	$106,340	(8.8)%
Less: Impairment charges and other	—	9,807	—
Stockholder advisory expenses	—	1,148	—
Adjusted operating expenses	$96,973	$95,385	1.7%

Operating expenses per worksite employee per month (GAAP)	$204	$257	(20.6)%
Less: Impairment charges and other per worksite employee per month	—	24	—
Stockholder advisory expenses per worksite employee per month	—	3	—
Adjusted operating expenses per worksite employee per month	$204	$230	(11.3)%

Adjusted operating expenses represent operating expenses excluding the impact of impairment and other charges related to the sale of two aircraft and stockholder advisory expenses in 2015. Insperity management believes adjusted operating expenses is a useful measure of the company’s operating costs, as it allows for additional analysis of the company’s operating expenses separate from the impact of these items.

	Three Months Ended March 31,

	2016	2015	Change

Net income (GAAP)	$32,693	$13,787	137.1%
Income tax expense	20,012	9,740	105.5%
Interest expense	637	100	—
Depreciation and amortization	4,271	5,285	(19.2)%
EBITDA	57,613	28,912	99.3%
Impairment charges and other	—	9,807	—
Stock-based compensation	3,575	2,423	47.5%
Stockholder advisory expenses	—	1,148	—
Adjusted EBITDA	$61,188	$42,290	44.7%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation. Insperity management believes EBITDA and Adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

	Three Months Ended March 31,

	2016	2015	Change

Net income (GAAP)	$32,693	$13,787	137.1%
Impairment charges and other, net of tax	—	5,747	—
Stock-based compensation, net of tax	2,218	1,420	56.2%
Stockholder advisory expenses, net of tax	—	673	—
Adjusted net income	$34,911	$21,627	61.4%

	Three Months Ended March 31,

	2016	2015	Change

Diluted net income per share of common stock (GAAP)	$1.53	$0.54	183.3%
Impairment charges and other, net of tax	—	0.23	—
Stock-based compensation, net of tax	0.10	0.06	66.7%
Stockholder advisory expenses, net of tax	—	0.03	—
Adjusted diluted net income per share of common stock	$1.63	$0.86	89.5%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges related to the sale of two aircraft in 2015, stock-based compensation and costs associated with stockholder advisory expenses. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

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